Exhibit 3.563

BCA-2.10 (Rev. Jul. 1984)	File #

JIM EDGAR Secretary of state State of Illinois ARTICLES OF INCORPORATION	This Space For Use By Secretary of state Date 1-8-91 License Fee $ [ILLEGIBLE] Franchise Tax $ 25.50 Filing Fee $ 75.00 Clerk 100.50
Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE	The name of the corporation is ILLINOIS VALLEY RECYCLING, INC.

(shall contain the word “corporation”, “company”,“Incorporated”

“Limited”, or an abbreviation there of)

ARTICLE TWO	The name and address of the initial registered agent and its registered office are:
Registered Agent

H.	Paul	DeGroot

First Name	Middle Name	Last Name
Registered Office

28W270	Flanders Lane

Number	Street	Suite (A.P.O. Box alone is not acceptable)

Winfield	60190	Dupage

City	Zip Code	Country

ARTICLE THREE	The purpose or purposes for which the corporation is organized are:
     If not sufficient space to cover this point add one or more sheets of this size.
     Construct, own and operate a recycling facility and do all acts related thereto in furtherance of said business.

PAID
JAN 8 1991

ARTICLE FOUR	Paragraph 1: The authorized shares shall be:

Class	Par Value per share	Number of shares authorised

Common	N/P/V	10,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are.
If not sufficient space to cover this point add one of more sheets of this size.

ARTICLE FIVE	The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

	Par Value	Number of shares		Consideration to be
Class	per share	proposed to be issued		received therefor

common	N/P/V	1,000		$1,000

				$

				$

				$

			TOTAL	$1,000

     A declaration as to a “par value” is optional. This space may be marked “n/a” when no reference to a par value is desired.

The number of directors constituting the initial board of directors of the corporation is 3, and the names and addresses of the persons who are to serve as directors until the fixed annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address
H. Paul DeGroot	28W270 Flanders Lane, Winfield, IL 60190
Paul Van Der Molen	ON468 Willow, Wheaton, IL 60187
Paul Hettinga	104 S. Ace, LaGrange, IL 60525

ARTICLE SEVEN	OPTIONAL

(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

(c)	It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be:	$

(d)	It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be:	$

ARTICLE EIGHT	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of incorporation, e.g., authorizing pre-emptive rights: denying cumulative voting; regulating internal affairs: voting majority requirements: fixing a duration other than perpetual: etc.
NAMES & ADDRESSES OF INCORPORATORS
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated December 13, 1990

	Signatures and Names		Post Office Address
1.	/s/ H. Paul Degroot	1.	28W270 Flanders Lane

	signature		street

	H. PAUL DEGROOT		Winfield, IL 60190

	Name (please Print)		City/Town State Zip

2.		2.

	signature		street

	Name (please Print)		City/Town State Zip

3.		3.

	signature		street

	Name (please Print)		City/Town State Zip
(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-president and verified by him, and attested by its Secretary or an Assistant Secretary.
Form BCA-2.10

File No.

ARTICLES OF INCORPORATION
FILED
JAN 8 1991
Illinois Secretary of State
FEE SCHEDULE
The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00: INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (See Art. 5). MINIMUM $.50:INITIAL FRANCHISE TAX of 1/10 of 1% of the consideration to be received for Initial Issued shares(See Art. 5). MINIMUM $25.00.
EXAMPLES OF TOTAL DUE

Consideration to	Total
be Received	Due

up to $1,000	$100.50

$5,000	$102.50

$10,000	$105.00

$25,000	$112.50

$50,000	$150.00

$100,000	$225.00

Includes Filling Fee + License Fee + Franchise Tax
RETURN TO:
Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone:(217) 782-6961

Form BCA-10.30	ARTICLES OF AMENDMENT	File # 5623-[ILLEGIBLE]
(Rev. Jan. 1991)

George H. Ryan	FILED	SUBMIT IN DUPLICATE
Secretary of State	JUL 26 1994	This space for use by
Department of Business Services	PAID	Secretory of State
Springfield, IL 62756	JUL 27 1994
Telephone (217) 782-1832	GEORGE H. RYAN	Date [ILLEGIBLE]
	SECRETARY OF STATE	Franchise Tax $
Filing Fee $25
Remit payment in check or money		Penalty $
order, payable to “Secretary of State.”		Approved: [ILLEGIBLE]
     1. CORPORATE NAME: ILLINOIS VALLEY RECYCLING, INC.
(Note 1)
     2. MANNER OF ADOPTION:
The following amendment of the Articles of Incorporation was adopted on December 15 , 1993 in the manner indicated below. (“X” one box only)
☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)
☐	By a majority of the board of directors, In accordance with Section 10.15, shares having been issued by shareholder action not being required for the adoption of the amendment;
(Note 3)
☑	By the shareholders, In accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
{Note 4)
☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent In writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Note 4)
☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted’ and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 4)
(INSERT AMENDMENT}
(Any article being amended is required to be set forth in its entirely.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows:)

(NEW NAME)
All changes other than name, Include on page 2
(over)

Resolution
RESOLVED:
That the authorized shares the corporation be allowed to issue be increased from 10,000 shares to 500,000.

3.	The manner in which any exchange, reclassification or cancelation of issued shares, of a reduction of the number of authorized shares of any class below the number of Issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert No change”)

N/A

4.	(a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

N/A

(b) The amount of paid-in capital (Paid-in Capital replaces tho terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) of changed by this amendment is as follows: (If not applicable, Insert “No change”)

N/A

	Before Amendment	After Amendment
Paid-In Capital	$1000	$1000

(Complete either Item 5 or 6 below)
5.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	December 16, 1993	ILLINOIS VALLEY RECYCLING, INC.
(Exact Name of Corporation)

attested by	/s/ H. Paul Degroot	by	/s/ Paul Hettinga
	(Signature of Secretary of Assistant Secretary)		(Signature of president of vice President)

	H. Paul Degroot-secretary		Paul Hettinga-President

	(Type or Print Name and Title)		(Type or Print Name and Title)
6.	If amendment is authorized by the incorporators, the incorporators must sign below.
OR
If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.
         Dated                                                                               ,19

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)
a.	☑ By resolution duly adopted by the board of directors. (Note 5)

b.	☐ By action of the registered agent. (Note 6)
NOTE: When the registered agent changes, the signatures of both president and secretary are required.
7.	(If authorized by the board of directors, sign here. See Note 5)
The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	December 16	,	2002	Illinois Valley Recycling, Inc.

	(Month & Day)		(Year)	(Exact Name of Corporation)

attested by	/s/ Jo Lynn White	by	/s/ Donald W. Slager

	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Jo Lynn White, Secretary	Donald W. Slager, Executive Vice President

	(Type or Print Name and Title)	(Type or Print Name and Title)
(If change of registered office by registered agent, sign here. See Note 6)
     The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated	,
	(Month & Day)	(Year)	Signature of Registered Agent of Record)
NOTES
1.	The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by the president (or vice-president) and by the secretary for an assistant secretary).

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.